Exhibit 3.2

BY-LAWS

KOLLTAN PHARMACEUTICALS, INC.

(Amended and Restated January 21, 2011)

Bylaws (adopted by Board of Directors 1-21-11)

BY-LAWS

KOLLTAN PHARMACEUTICALS, INC.

Bylaws (adopted by Board of Directors 1-21-11)

Bylaws (adopted by Board of Directors 1-21-11)

Bylaws (adopted by Board of Directors 1-21-11)

BY-LAWS

KOLLTAN PHARMACEUTICALS, INC.

ARTICLE I

OFFICES

Section 1.                                          Delaware Office.  The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington and County of New Castle, and the name of the registered agent in charge thereof is The Corporation Trust Company.

Section 2.                                          Other Offices.  The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.                                          Annual Meeting.  The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date as shall be fixed by resolution of the Board of Directors with respect to each such meeting and which, together with the time and place, within or without the State of Delaware, shall be stated in the notice of said meeting or waiver of notice thereof.

Section 2.                                          Special Meetings.  Special meetings of stockholders for any purpose or purposes may, except as otherwise prescribed by law or in the Certificate of Incorporation, be called at any time by the Chairman of the Board, the President or the Secretary or by resolution of the Board of Directors, to be held at such time and place, within or without the State of Delaware, as may be designated in the notice thereof, and the Chairman of the Board or the President or the Secretary shall call such a meeting whenever stockholders, holding not less than a majority of all of the outstanding stock of the Corporation entitled to vote at such meeting, shall make written application therefor, stating the purpose or purposes of the meeting applied for, which application shall be filed with the Secretary.

Bylaws (adopted by Board of Directors 1-21-11)

Section 3.                                          Notice of Meetings.  Except as otherwise provided or permitted by law or in the Certificate of Incorporation or in these By-laws, written notice of all meetings of stockholders, stating the place, date and hour and the purpose or purposes thereof, shall be given by the Chairman of the Board, if any, or the President or the Secretary or an Assistant Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat, either by serving such notice upon such stockholder personally or by delivering the same to such stockholder at such stockholder’s appropriate address as it appears on the records of the Corporation by courier, telephone line facsimile transmission or e-mail, at least ten days but not more than sixty days prior to the date of the meeting, and the Secretary or an Assistant Secretary or the transfer agent or agents of the Corporation shall make an affidavit as to the giving of such notice.  Each notice of such meeting shall contain, inter alia, an agenda specifying, in reasonable detail, the matters to be discussed at the relevant meeting and shall be accompanied by any relevant information for discussion at such meeting.

Section 4.                                          Quorum.  The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, by announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented.  At such adjourned meeting any business may be transacted which might have been transacted at the original meeting.  If any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.  The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

Section 5.                                          Organization.  Each meeting of stockholders shall be presided over by the Chairman of the Board or, in the absence of the Chairman of the Board or if there shall be no Chairman of the Board, by the President, or in the absence of both of said officers, by a Vice President thereunto designated by the Chairman of the Board, if any, or the President or the Board of Directors, or in the

Bylaws (adopted by Board of Directors 1-21-11)

absence of the Chairman of the Board or if there shall be no Chairman of the Board, the President and a Vice President so designated, by any other person selected to preside by vote of the holders of a majority of the issued and outstanding stock present in person or by proxy and entitled to vote at the meeting.  The Secretary or, in the absence of the Secretary, an Assistant Secretary or, in the absence of both the Secretary and an Assistant Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

Section 6.                                          Proxies and Voting of Shares.  At any meeting of stockholders or whenever the stockholders express consent or dissent to corporate action in writing without a meeting, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting or in a written expression of such consent or dissent may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted, or, with the written evidence of the consent or dissent which shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation.  Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof.  All questions regarding the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.  No proxy shall be voted or acted upon after three years from its date unless said proxy provides for a longer period.  Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

Section 7.                                          Voting List of Stockholders.  The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 8.                                          Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided by law or in the Certificate of Incorporation, any action required

Bylaws (adopted by Board of Directors 1-21-11)

by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Evidence of such consent in writing shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.                                          Powers and Duties of the Board of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board may adopt such rules and regulations for that purpose and for the conduct of its meetings as may deem proper.  The Board may exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or these By-laws.

Section 2.                                          Number and Qualification.  The number of directors shall be at least one but no more than eleven, as determined from time to time by resolution of the Board of Directors.  The first Board shall consist of two members until so changed by resolution of the Board of Directors.  Directors need not be stockholders of the Corporation.  As used in these By-laws, the term “whole Board of Directors” means the number of directors the Corporation would have if there were no vacancies in the Board of Directors.

Section 3.                                          Election and Term.  Except as otherwise provided by law or by these By-laws, the directors of the Corporation elected after the adoption of these By-laws shall be elected at the annual meeting of stockholders in each year.  Each director shall be elected to serve until the next annual meeting of stockholders and until a successor shall have been duly elected and qualified, subject to the provisions of ARTICLE VI hereof.

Section 4.                                          Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as shall be stated in the notice of such meeting.

Bylaws (adopted by Board of Directors 1-21-11)

Section 5.                                          Special Meetings.  Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by the Chairman of the Board, the President, the Secretary or by a written call signed by any one or more directors and filed with the Secretary.  Each special meeting of the Board shall be held at such place, either within or outside of the State of Delaware, as shall be designated in the notice of such meeting.

Section 6.                                          Notice of Meeting.  Notice of a regular or special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provided by law or as provided in Section 2 of ARTICLE VIII hereof, be given by sending the same to each director by courier or telephone line facsimile transmission at such director’s residence or business address or transmitting the same to each director by e-mail at such director’s e-mail address provided to the Secretary at any time on or before the second day before the day of the meeting or by delivering the same to such director personally, sending the same by telephone facsimile transmission to the number provided by such director or telephoning the same to such director personally at such director’s residence or business address not later than the second day before the day of the meeting.  Notice of a particular meeting may be given to different directors by different means permitted hereby.

Section 7.                                          Quorum, Vote Required.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at any meeting of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business.  If less than a quorum be present at a meeting, the directors present may adjourn the meeting and the meeting may be held as adjourned without further notice.  If a quorum be present at a meeting and the meeting is adjourned to reconvene at a later time and/or date, no notice need be given other than announcement at the meeting.  Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, when a quorum is present at any meeting of the Board of Directors, the affirmative vote of a majority of the directors present shall decide any question brought before such meeting, and the action of such number of directors shall be deemed to be the action of the Board.

Section 8.                                          Organization.  Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or, in the absence of the Chairman of the Board or if there shall be no Chairman of the Board, by the President, or in the absence of both the Chairman of the Board and the President, by any person selected to preside by vote of a majority of the directors present.  The Secretary or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretary, any person designated by the chairman of the meeting, shall act as secretary of the meeting.

Bylaws (adopted by Board of Directors 1-21-11)

Section 9.                                          Committees.  The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but, except as otherwise permitted by law, no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement or merger of consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or resolutions, these By-laws or the Certificate of Incorporation, as amended from time to time, expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 10.                                   Written Consents.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 11.                                   Meeting by Conference Telephone.  Members of the Board of Directors or of any committee designated by such Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 12.                                   Compensation of Directors.  The members of the Board of Directors may be paid such compensation for their services as the Board of Directors may from time to time determine.  Members of the Board of Directors shall be entitled to reimbursement of the reasonable expenses of such members for attending meetings of the Board of Directors.  Nothing in these By-laws shall affect or limit any fees, salaries or other compensation which may be paid or payable to

Bylaws (adopted by Board of Directors 1-21-11)

such members in any other capacity.  Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

Section 13.                                   Approval of Certain Matters.  The Company shall not take any of the following actions unless the action has been approved at a meeting by the affirmative vote of directors constituting a majority of the whole Board of Directors:

(1)                                 any license by the Company, as licensor, of material assets of the Company to a third party;

(2)                                 the dissolution of the Company or the disposition of the business and assets of the Company in complete liquidation of the Company;

(3)                                 the declaration of any dividends on shares of capital stock of the Company;

(4)                                 approval of the Company’s annual budget;

(5)                                 any material change to the Company’s annual budget following the approval of such budget by the Board of Directors and prior to the end of the year to which such budget relates;

(6)                                 any license by the Company to a third party on an exclusive basis of any of the Company’s patents, patent applications, know-how or other intellectual property;

(7)                                 compensation of the Company’s Chief Executive Officer;

(8)                                 the initial compensation of any senior executive officer of the Company (other than the Chief Executive Officer) the hiring of whom is not included in an annual budget or a change in such annual budget that has been approved in accordance with clause (4) or (5) of this Section;

(9)                                 the acquisition in whatever form, by the Company of another company or business;

(10)                          the purchase, lease or other acquisition by the Company of material assets outside the ordinary course of business;

(11)                          the sale of the Company by way of merger, consolidation or other corporate action by the Company; and

(12)                          the issuance of shares of the Company’s capital stock.

Bylaws (adopted by Board of Directors 1-21-11)

ARTICLE IV

EXECUTIVE COMMITTEE

Section 1.                                          How Constituted and Powers.  Subject to the provisions of Section 9 of ARTICLE III hereof, the Board of Directors may designate three or more of its number to constitute an Executive Committee, one of whom shall be chosen as Chairman.  The Executive Committee shall serve during the pleasure of the Board and shall have and may exercise all the powers and authority of the Board (except as otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation, as amended, or these By-laws), including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, to the extent and with respect to those matters affecting the business and affairs of the Corporation which may be designated by resolution passed by a majority of the whole Board from time to time.

Section 2.                                          Organization, Etc.  At all meetings of the Executive Committee the Chairman thereof shall preside.  The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3.                                          Meetings.  Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such dates, and at such times and places, as shall be fixed by a resolution adopted by the vote of a majority of the whole Committee.  Special meetings of the Committee may be called by any member of the Committee.  Notice of each special meeting of the Committee shall be given in the same manner provided by Section 6 of Article III hereof for special meetings of the Board of Directors.  Every such notice shall state the place, date and hour, but need not state the purposes, of the meeting.  Notice of any such meeting need not be given to any member of the Committee, however, if waived by such member in writing or if he shall attend such meeting in person except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and, subject to the foregoing exception, any meeting of the committee shall be a legal meeting without any notice thereof having been given, if all the members of the Committee shall be present thereat.

Section 4.                                          Quorum and Manner of Acting.  Unless otherwise provided by resolution of the Board of Directors, a majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the Executive Committee.

Bylaws (adopted by Board of Directors 1-21-11)

Section 5.                                          Vacancies.  Any vacancy in the Executive Committee shall be filled by a vote of a majority of the whole Board of Directors.

ARTICLE V

OFFICERS

Section 1.                                          Number and Election.  The officers of the Corporation shall be elected by the Board of Directors and shall be Chairman of the Board and a Secretary.  The Board of Directors may also elect one or more Vice Chairmen of the Board, a Chief Executive Officer, a President, a Treasurer, a Controller and any one or more Assistant Controllers, Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2.                                          Term of Office and Qualification.  The officers shall be elected by the Board at the first meeting thereof after each annual meeting of stockholders.  A meeting of the directors may be held without notice for this purpose, as well as for the transaction of any other business, immediately after the annual meeting of stockholders of the Corporation and at the same place.  In the event of the failure so to elect any such officer, such officer may be elected at any subsequent meeting (regular or special) of the Board.  Each officer except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE V, shall hold office until the next annual election of officers and until such officer’s successor shall have been duly elected and qualified, subject, however, to the provisions of ARTICLE VI hereof.  None of the officers of the Corporation need be a director.

Section 3.                                          Other Officers.  The Board of Directors may from time to time appoint such other officers and agents as the Board may deem necessary for the transaction of the business of the Corporation.  Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Chairman of the Board, the President, the Board of Directors or by any other person as provided in these By-laws.

Section 4.                                          The Chairman of the Board; Co-Chairmen of the Board.  The Chairman of the Board, if one shall be elected by the Board of Directors, shall, subject to the control of the Board of Directors, have responsibility for general direction and supervision of the business and affairs of the Corporation.  The Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall keep the Board of Directors fully informed of, and shall freely consult with the directors concerning, the business of the Corporation.  The Chairman of the Board shall, if present, preside at all meetings of stockholders and of the Board of Directors.  In addition, the Chairman of the Board shall have the

Bylaws (adopted by Board of Directors 1-21-11)

powers and the duties delegated to the Chairman of the Board by these By-laws and the laws of Delaware and such other powers and duties as the Board of Directors may from time to time determine.  The Board of Directors may elect Co-Chairmen of the Board and may allocate between or among the Co-Chairmen of the Board the powers and responsibilities that by these By-laws or applicable law are provided to the Chairman of the Board.  Subject to any such allocation by the Board of Directors, each Co-Chairman of the Board shall have and may exercise all of the powers and responsibilities that by these By-laws or applicable law are provided to the Chairman of the Board.  If there shall be any Co-Chairman of the Board, each reference in these By-laws to Chairman of the Board shall be deemed a reference to the Co-Chairmen of the Board or any of them, except as limited by the allocation by the Board of Directors of powers and responsibilities between or among Co-Chairmen of the Board.  The Board of Directors may designate the Chairman of the Board or any Co-Chairman of the Board as an executive Chairman of the Board or Co-Chairman of the Board or as a non-executive Chairman of the Board or Co-Chairman of the Board.

Section 5.                                          Vice Chairman of the Board.  Each Vice Chairman of the Board shall perform such duties as from time to time may be assigned to such Vice Chairman of the Board by the Board of Directors or the Chairman of the Board.

Section 6.                                          Vice Presidents.  Each Vice President shall perform such duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chairman of the Board, if any, or the President or as may be prescribed by these By-laws.  The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

Section 7.                                          The Secretary.  The Secretary shall record or cause to be recorded in books provided for that purpose all the proceedings of the meetings of the Corporation including those of the stockholders, the Board of Directors and all committees thereof; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to the Secretary by the Board of Directors, the Chairman of the Board or the President.

Section 8.                                          Assistant Secretaries.  In the absence of the Secretary, or in case of the Secretary’s inability to act, an Assistant Secretary designated by

Bylaws (adopted by Board of Directors 1-21-11)

the Chairman of the Board, the President or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary.  The Assistant Secretaries shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 9.                                          The Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; have general responsibility for the Corporation’s accounting procedures and practices and for maintaining proper financial records, books and accounts; at all reasonable times exhibit the Treasurer’s books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the Chairman of the Board or the President.

Section 10.                                   Assistant Treasurers.  In the absence of the Treasurer, or in case of the Treasurer’s inability to act, an Assistant Treasurer designated by the Chairman of the Board, the President or the Board of Directors shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of the Treasurer.  The Assistant Treasurers shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 11.                                   The Controller.  The Controller shall be the chief accounting officer of the Corporation and shall keep adequate and correct accounts of the business transactions of the Corporation (except those accounts kept by the Treasurer as provided in these By-laws), including accounts of the assets, liabilities, gains, losses, capital and shares of the Corporation; at all reasonable times exhibit the Controller’s books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; and in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to the Controller by the Board of Directors, Chairman of the Board, the President or the Treasurer.

Section 12.                                   Compensation.  The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors, or pursuant to authority of general or special resolutions of the Board.

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No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee of the Board.

Section 13.                                   Bonds.  The Board of Directors shall have the power to require any officer or agent of the Corporation to give a bond for the faithful discharge of such officer’s or agent’s duties in such form, in such amount and with such surety or sureties as the Board may deem advisable.

ARTICLE VI

RESIGNATION AND REMOVALS

Section 1.                                          Resignations.  Any director, officer or agent of the Corporation may, subject to contrary provision in any applicable contract, resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or to the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the committee of which he is a member or to the chairman thereof.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 2.                                          Removals.  The holders of a majority of the shares entitled to vote at an election of directors may remove any director or the entire Board of Directors, with or without cause, at any meeting called for that purpose, and may elect the successor to such director or the successors to such directors.  The Board of Directors or any duly authorized committee thereof, by vote of not less than a majority of the whole Board or of such committee, may remove from office any officer, agent or member of any committee, elected or appointed by it.

ARTICLE VII

VACANCIES

Section 1.                                          Among Directors.  If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, unless otherwise required by law the directors then in office shall not be entitled to choose a successor or fill the newly created directorship and such vacancy may be filled only by the stockholders at any meeting thereof after such office becomes vacant.

Bylaws (adopted by Board of Directors 1-21-11)

Section 2.                                          Among Officers, Etc.If the office of the Chairman of the Board, the President, any Vice President, the Treasurer, or of any other officer or agent or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall be filled by the Board of Directors or as authorized by it.

ARTICLE VIII

NOTICES

Section 1.                                          Manner of Giving.  Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, notice is required to be given to any stockholder, director or member of a committee of directors, it shall not be construed to mean personal notice, but such notice may be given by mailing or telegraphing (including telex, cable or wireless or other similar means) or transmitting by telephonic facsimile the same to each such director or stockholder at such address or facsimile transmission number as appears on the books or in the records of the Corporation, and such notice shall be deemed to be given at the time when the same is thus mailed or telegraphed or transmitted.

Section 2.                                          Waiver of Notice.  Whenever under the provisions of these By-laws, the Certificate of Incorporation, or any of the laws of the State of Delaware, the stockholders, directors or members of a committee of directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated therein, shall be deemed equivalent thereto.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.  The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX

CAPITAL STOCK

Section 1.                                          Form and Issuance.  Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President,

Bylaws (adopted by Board of Directors 1-21-11)

and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on such certificates may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue unless determined otherwise by the Board generally or in any particular instance.

Section 2.                                          Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereby, cancel the old certificate and record the transaction upon its books.  The Board of Directors shall have power and authority to make such other rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents and registrars thereof.

Section 3.                                          Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to publicize the same in such manner as it shall direct and/or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or with respect to the issuance of the new certificate or certificates.

Section 4.                                          Fixing of Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise

Bylaws (adopted by Board of Directors 1-21-11)

such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.  The record date for determining stockholders entitled to express consent or dissent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation as provided by law.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE X

NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

Section 1.                                          Signatures on Checks, Etc.  All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money, authorizations for the payment or transfer of funds, or evidence of indebtedness by or on behalf of the Corporation shall be signed by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution.

Section 2.                                          Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 3.                                          Loans.  No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized or ratified by a resolution of the Board of Directors.  Such authority or ratification may be general or confined to specific instances.

ARTICLE XI

CORPORATE SEAL

The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal - Delaware”.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

Bylaws (adopted by Board of Directors 1-21-11)

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE XIII

VOTING OF STOCK HELD

Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman of the Board, if any, the President, or the Secretary may attend in person any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

ARTICLE XIV

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

(a)                                 Each person now or hereafter a director, or officer of the Corporation and any person who now or hereafter serves at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor (and such person’s heirs, executors and administrators) shall be indemnified and held harmless by the Corporation to the fullest extent allowed by the General Corporation Law of the State of Delaware against all costs, expenses, judgments, fines, liabilities and amounts paid in settlement (including counsel fees) imposed upon or reasonably incurred by such

Bylaws (adopted by Board of Directors 1-21-11)

person in connection with, or resulting from, any pending, threatened or completed action, suit, proceeding, claim or settlement thereof in which such person is or shall be made a party by reason of such person’s being or having been a director or officer of the Corporation, or of such other corporation whether or not such person is serving as such at the time the same are instigated, except in relation to a claim, issue or matter in respect of an action by or in the right of the Corporation in which such person shall have been finally adjudged in such action, suit, or proceeding, to be liable to the Corporation, unless indemnification with respect to such matters is approved by an appropriate court as provided by the laws of the State of Delaware.  The foregoing exception shall not, however, prevent a settlement by the Corporation or by such other corporation prior to the final adjudication when such settlement appears to be in the interests of the Corporation or such other corporation.  Such rights of indemnification shall not be exclusive of other rights to which any person indemnified by this ARTICLE XIV may now or hereafter be entitled as a matter of law, under any By-law, agreement, vote of stockholder, or otherwise.  The provisions of this ARTICLE XIV shall not limit the power of the Corporation to indemnify directors, officers, employees or agents of the Corporation as provided by the laws of the State of Delaware or other applicable law.

(b)           The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE XIV.

(c)           For purposes of this ARTICLE XIV, references to the Corporation shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE XIV with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Bylaws (adopted by Board of Directors 1-21-11)

ARTICLE XV

AMENDMENTS

These By-laws may be amended or repealed by vote of the Stockholders entitled to vote in the election of any directors.  These By-laws may also be amended or repealed by the Board of Directors at a meeting by the affirmative vote of directors who constitute a majority of the whole Board of Directors.

Bylaws (adopted by Board of Directors 1-21-11)